INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the inclusion in the Registration Statement on Post-Effective Amendment No. 2 to Form SB-2 of Cambex Corporation of our report dated February 15, 2001 relating to the financial statements of Cambex Corporation and subsidiaries for the year ended December 31, 2000. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Sullivan Bille, P.C.
Sullivan Bille, P.C.
Certified Public Accountants


Tewksbury, Massachusetts
June 1, 2001